SCHEDULE "A" - THE PROPERTY
SCHEDULE "B" - THE AREA OF INTEREST
SCHEDULE "C" - NET PROFIT INTEREST
SCHEDULE "D" - PERMITTED ENCUMBRANCES
SCHEDULE "E" - ACCOUNTING PROCEDURE

SCHEDULE "B"

JOINT VENTURE AGREEMENT

THIS AGREEMENT made effective as of the 11th day of February, 2004.

AMONG:

ALMADEN MINERALS LTD. ("Almaden"), a body corporate incorporated under the laws of British Columbia, having an office at 1103 - 750 West Pender Street, Vancouver, B.C. V6C 2T8 Compania MINERA Zapata, S.A. de C.V. ("Minera"), Mexican Incorporated, a wholly owned subsidiary of Almaden

(hereinafter referred to as "Almaden")

OF THE FIRST PART

AND:

HORSESHOE GOLD MINING INC. ., a company, having its office at #1202 - 1022 Nelson Street, Vancouver, British Columbia, V6E 4S7

(hereinafter referred to as "Horseshoe")

OF THE SECOND PART

:

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained the parties hereto mutually agree as follows:

1.

                   DEFINITIONS

1.1

                    For the purposes of this Agreement:

(a)

"Accounting Procedure" means the accounting procedure attached as Schedule "E" hereto, or as prescribed from time to time by the Management Committee;

(b)

"Area of Interest" means the area more particularly described in Schedule "B" attached hereto;

(c)

"Assets" means the Property, Other Tenements, Facilities, Mineral Products and Supplies and all other assets acquired or held by the Participants with respect thereto or pursuant to this Agreement as the same may exist from time to time;

(d)

"Associated Company" means:

(i)

any corporation which owns directly or through any other means more than 30% of the outstanding capital stock of a party hereto,

(ii)

any corporation of which a party hereto owns directly or through any other means more than 30% of the outstanding capital stock, and

(iii)

any corporation of which either of the corporations referred to in paragraphs (i) and (ii) owns directly or through any other means more than 30% of the outstanding capital stock;

(e)

"Commercial Production" means the commercial exploitation of Mineral Products from the Property or any part as a mine subsequent to a Production Program, but does not include milling for the purpose of testing or milling by a pilot plant.  Commercial Production shall be deemed to have commenced:

(i)

if a plant is located on the Property, on the first day following the first period of 45 consecutive days during which Mineral Products have been produced from the Property at an average rate not less than 80% of the initial design rated capacity of the Facilities, or

(ii)

if no plant is located on the Property, on the first day of the month following the first period of 45 consecutive days during which Mineral Products have been shipped from the Property on a reasonably regular basis for the purpose of earning revenue;

(f)

"Claims" means the mineral claims that comprise the Property;

(g)

"Cost Share" means the respective share of Costs and other liabilities to be borne by each Participant under this Agreement, and will be pro rata to the respective Interests of each Participant as determined from time to time;

(h)

"Costs" means Expenditures, Program Overruns, Production Program Costs, Production Program Overruns and Operating Costs, as applicable;

(i)

"Environmental Laws" means any Law with respect to environmental protection or regulating Hazardous Materials or which regulates or provides for liabilities with respect to pollution, the release into the environment of, or the exposure to, Hazardous Materials as such Laws existed from time to time up to the date of this Agreement;

(j)

"Expenditures" means, without duplication, all costs, expenses, obligations and liabilities of whatever kind or nature actually and directly incurred by a Participant up to the implementation of the Production Program in connection with the acquisition, exploration and development of the Property, including without limiting the generality of the foregoing, monies expended on government fees for licenses with respect to the Property, maintaining the Property in good standing by doing and filing assessment work, in doing geophysical, geochemical and geological surveys, drilling, drifting and other underground work, assaying and metallurgical testing and engineering, in acquiring Facilities, in paying the fees, wages, salaries, travelling expenses, and fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property, in paying for the food, lodging and other reasonable needs of such persons and including all costs at prevailing charge out rates for any personnel or officers of the Operator who from time to time are engaged directly in work on the Property, such rates to be in accordance with industry standards, and a charge made by the Operator as described in paragraph 6.1(e);

(k)

"Facilities" means all mines, plants and facilities including without limitation, all pits, shafts, haulageways, and other underground workings, and all buildings, plants, facilities and other structures, fixtures and improvements, and all other property, whether fixed or moveable, as the same may exist at any time in, or on the Property and relating to the operation of the Property as a mine or outside the Property if for the exclusive benefit of the Property only;

(l)

"Feasibility Report" means a report commissioned and approved by the Management Committee containing a description and analysis of the methods and costs of bringing into production and operation a mine and associated mineral processing facilities on the Properties, which report, in the opinion of said Management Committee, would be in a form acceptable to a financial institution for project financing purposes and which contains, without limiting the generality of the forgoing, detailed information on:

(i)

the estimated recoverable mineral products and estimated average composition and content of those mineral products;

(ii)

procedures for developing, mining and producing mineral products;

(iii)

results of metallurgical tests on ore samples;

(iv)

the machinery, equipment, other facilities and personnel required for production and marketing of those mineral products;

(v)

the total estimated costs, including the respect of capital requirements, to purchase, construct and install the machinery, equipment and facilities referred to in paragraph (iv) above, including a detailed schedule of all capital requirements with respect to those purchases; and

(vi)

a detailed economic feasibility study, which considers all costs and expenses including the matters referred to in paragraph (i) and (v) above and any other matter the Management Committee reasonably considers to be relevant, including, without limitation, environmental protection and land reclamation requirements and the estimated financial return of mining the Properties.

(m)

"Hazardous Materials" means any explosive, radioactive materials, asbestos material, urea formaldehyde, hydrocarbon contaminants, underground tanks, pollutants, contaminants, hazardous, corrosive or toxic substance or special waste of any kind, including without limitation, compounds known as chlorobiphenyls, and any substance the storage, manufacture, disposal, treatment, generation, use, transport, remediation or release into the environment of which is prohibited, regulated or licensed under any Environmental Laws;

(n)

"Interest" means the undivided beneficial percentage interest of a Participant in the Assets and shall be equal to its interest in the Property as determined pursuant to this Agreement;

(o)

"Joint Venture" means the Joint Venture created by this Agreement among the Participants with respect to the Property;

(p)

"Laws" means any statute, regulation, by-law, rule, permit, order or lawful requirement of any authority in force from time to time;

(q)

"Management Committee" means a committee formed pursuant to section 10 of this Agreement;

(r)

"Mineral Products" means minerals derived for the account of the individual Participants from operating the Property as a mine to produce materials for which there is a commercially significant market;

(s)

"Net Profit Interest" means the royalty which may be payable to a former Participant pursuant to subsection 4.5 calculated and paid in accordance with Schedule "C" hereof;

(t)

"Operating Costs" means, for any period after commencement of Commercial Production in respect of the Property, all costs, expenses, obligations, liabilities and charges of whatsoever kind or nature actually incurred or chargeable, directly or indirectly by the Operator in connection with the operation of the Property as a mine during such period, which costs, expenses, obligations, liabilities and charges include, without duplication and without limiting the generality of the foregoing, the following:

(i)

all costs of or related to the mining and concentrating of ores or other products and the operation of the Facilities and all costs of or related to marketing of Mineral Products including transportation, sales, storage and commissions and/or discounts,

(ii)

such amount of cash for working capital as, in the opinion of the Operator, is required for the operation of the Property as a mine,

(iii)

all costs of or related to operating employee facilities, including housing,

(iv)

all duties, charges, levies, royalties, taxes (excluding taxes levied on the income of the Participants) and other payments imposed by any government or municipality or department or agency thereof upon or in connection with operating the Property as a mine,

(v)

fees, wages, salaries, travelling expenses and fringe benefits (whether or not required by law) of all persons directly engaged in respect of and for the benefit of the Property and all costs involved in paying for the food, lodging and other reasonable needs of such persons,

(vi)

a fee made by the Operator in accordance with paragraph 6.1(e) for unallocable overhead costs,

(vii)

all costs of consulting, legal, accounting, insurance and other services,

(viii)

all exploration expenditures incurred after commencement of Commercial Production,

(ix)

all capital costs of operating the Property as a mine including all costs of construction, equipment and mine development including maintenance, repairs and replacements, and any capital expenditures relating to an improvement, expansion, modernization or replacement of the Facilities,

(x)

all costs for pollution control, reclamation costs and any other related costs incurred or to be incurred in connection with the operation of the Property as a mine including bonds or deposits for such costs required by any governmental authority or agency,

(xi)

any costs or expenses incurred or to be incurred relating to the termination of the operation of the Property as a mine,

(xii)

uninsured losses on the Facilities,

(xiii)

all costs of maintaining in good standing or renewing from time to time the Property and Assets or any interest therein, including payment of all government royalties and taxes of any nature whatsoever in connection therewith, less the amount of all insurance recoveries and settlements received during such period to the extent such recoveries and settlements were not deducted in any previous period and, except where specific provision is made otherwise, all Operating Costs will be determined in accordance with generally accepted accounting principles applied consistently from year to year but such costs will not include any amount in respect of amortization of the Costs, depletion or depreciation;

(u)

"Operating Plan" means a plan presented by the Operator pursuant to subsection 12.2;

(v)

"operating the Property as a mine" or "operation of the Property as a mine" means any or all of the mining, milling, leaching, smelting, and refining of ores, minerals, metals or concentrates derived from the Property after commencement of Commercial Production;

(w)

"Operator" means the Participant acting as operator pursuant to this Agreement subject to the authority of the Management Committee and the provisions of Section 5;

(x)

"Other Tenements" means all surface water, access and other non-mineral rights of and to any lands within or outside the Property including surface rights held in fee or under lease, licence, easement, right of way or other rights of any kind (and all renewals, extensions and amendments thereof or substitutions therefor) acquired by or on behalf of the Participants with respect to the Parties;

(y)

"Participant" means either Horseshoe or Almaden, as the context requires, and its successors and permitted assigns and "Participants" means collectively Horseshoe and Almaden and their successors and permitted assigns;

(z)

"Permitted Encumbrances" means the encumbrances set out on Schedule "D" hereto;

(aa)

"Production Decision" means a decision to prepare Production Program pursuant to section 9.1;

(bb)

"Production Program" means any Program contemplating achievement of Commercial Production pursuant to a Feasibility Report;

(cc)

"Production Program Costs" means all cash, outlays and expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly by the Participants in connection with a Production Program in order to equip the Property for and to commence Commercial Production including working capital required for the initial four month operation of the Property as a mine or such longer period as may be reasonably justified in the circumstances, and including the overhead charge made by the Operator under paragraph 6.1(e);

(dd)

"Production Program Overruns" means all Production Program Costs which exceed those estimated under a Production Program;

(ee)

"Program" means as the context requires:

(i)

any program and budget to carry out work and incur Expenditures on the Property in an amount at least sufficient to satisfy the requirements of the licenses issued in connection with the Property;

(ii)

with respect to the Joint Venture, any program and budget to carry out work and incur Expenditures within the Property;

(iii)

a document wherein there is specified in detail an outline of any and all research, prospecting and exploration and development work proposed to be carried out during such Program, the estimated Expenditures to be incurred in carrying out such work and the area of the Property on which such work is to be undertaken, including, without limitation, the following headings:

-

property acquisition,

-

geological, geophysical and geochemical surveys,

-

drilling,

-

underground and other development work,

-

acquisition of other rights in connection with the exploitation or development of the Property and the maintenance thereof,

-

salaries, wages, travel expenses and housing costs of personnel to be employed in connection with the proposed Program,

-

associated costs of running the proposed Program,

-

consultants’ fees and contractors’ fees, if any,

-

taxes, assessments, insurance and similar outlays,

-

a description and estimate of all other outlays proposed to be incurred, or

(iv)

the preparation of any Feasibility Report and the preparation of any Production Program;

(b)

"Program Overruns" means all Expenditures which exceed those estimated under a Program;

(c)

"Property" means the mineral claims as more particularly described in Schedule "A" hereto, together with the Other Tenements, surface rights, mineral rights, personal property and permits associated therewith  and shall include any renewal thereof and any other form of successor or substitute title thereto or tenure derived from such licenses, surface rights, mineral rights and Other Tenements;

(d)

"Supplies" means all tangible personal property of a non-capital nature (other than Mineral Products or Facilities) acquired or held by the Participants with respect to the Property.

2.

                  REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1

                  Each of Almaden and Horseshoe hereby severally represents and warrants to the other that:

(a)

it is a company duly incorporated, organized and validly subsisting in good standing under the laws of its incorporating jurisdiction and, if so required, is or will be qualified to carry on business in the jurisdiction in which the Property is situated;

(b)

it has full power and authority to carry on its business and to enter into and perform its obligations under this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)

all necessary corporate and shareholder approvals have been obtained and are in effect with respect to the transaction contemplated hereby, and no further action on the part of the directors or shareholders is necessary or desirable to make this agreement valid and binding on it;

(d)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(e)

the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents; and

(f)

there are no consents, approvals or conditions precedent to its performance under this Agreement which has not been obtained.

2.2

                 Almaden hereby represents, warrants and covenants with that:

(a)

Almaden is the sole registered and beneficial holder of, is in exclusive possession of and owns and possesses good title to the Property on the basis set out on Schedule "A", free and clear of any and all Encumbrances, royalties or claims of third parties, other than the Permitted Encumbrances, and holds all permits, licences, registrations and applications required to hold the Property;

(b)

all filings, payments and recordings required to be made with any governmental authority or regulatory body to maintain the Property in good standing have been made and all work requirements to be met to maintain the Property in good standing have been met, and, to the best of Almaden’s knowledge, no default has been alleged in respect thereto;

(c)

Almaden agrees to use best efforts to cooperate with the Operator to make all necessary filings, payments and recordings, with any governmental authority or regulatory body and make any other payments and take all necessary steps and meet all requirements to maintain the Property in good standing and keep the Property free of liens, charges and encumbrances of every character, and proceed with all diligence to contest or discharge any lien that is filed and will provide Horseshoe with all correspondence related thereto;

(d)

with respect to the Claims:

(i)

the Claims were properly staked, tagged and recorded;

(ii)

all required location and validation work was properly performed;

(iii)

location notices and certificates were properly recorded and filed with the appropriate governmental agencies;

(iv)

all assessment work required to hold the Claims has been performed and all applicable governmental fees have been paid;

(v)

all affidavits of assessment work, evidence of payment of applicable governmental fees, and other filings required to maintain the Claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; and

(vi)

Almaden has no knowledge (after due enquiry) of conflicting mining claims;

Nothing in this subsection, however, shall be deemed to be a representation or a warranty that any of the Claims contains a valuable mineral deposit;

(e)

there are no outstanding agreements or options to acquire or purchase the Property or any interest in or any portion thereof, and no person, firm or corporation has any proprietary or possess any interest in the Property other than Almaden and Horseshoe pursuant to this Agreement;

(f)

Almaden maintains insurance against loss of, or damage to, the Property by reasonable  industry standard insurable risks and reasonable insurance with respect to public liability for a business of its size and all such insurance policies are in good standing in all material respects and not in default in any material respects;

(g)

there are no pending or threatened adverse claims, challenges, actions, suits, disputes or proceedings regarding the Property  nor, to the best of its knowledge (after due enquiry), is there any basis therefor;

(h)

except as to matter otherwise disclosed in writing to the Purchaser prior to the date of this Agreement:

(i)

to the best of Almaden’s knowledge (after due inquiry), the conditions existing on or related to the Property and its ownership and operations of the Property are in compliance with and are not in violation of any Laws (including without limitation any Environmental Laws), nor causing or permitting any damage (including Environmental Damage, as defined below) or impairment to the health, safety, or enjoyment of any person at or on the Claims or the Properties or in the general vicinity of the Property;

(ii)

to the best of Almaden’s knowledge (after due inquiry), there have been no past violations by it or by any of its predecessors in title of any Environmental Laws or other Laws affecting or pertaining to the Property, nor any past creation of damage or threatened damage to the air, soil, surface waters, ground water, flora, fauna, or other natural resources on, about or in the general vicinity of the Property ("Environmental Damage");

(iii)

to the best of Almaden’s knowledge (after due inquiry), no Hazardous Materials or other materials used in or generated by the use of the Property have been or are currently placed, used, stored, treated, manufactured, disposed of, released discharged, spilled or emitted in material violation of any Environmental Laws;

(iv)

there is no agreement or consent order to which Almaden is a party relating to any environmental matter relating to the Property and to the best of Almaden’s knowledge (after due enquiry), no such agreement is necessary for the continued compliance with Environmental Laws;

(v)

there have been no orders issued or threatened and no investigations conducted, taken or threatened under or pursuant to Environmental Laws with respect to the Property of which Almaden is aware other than routine inspections.  Almaden is not aware of any circumstances or events that have any reasonable prospect of resulting in any claim, action or other proceeding with respect to Environmental Damage or in an order or investigation under any Environmental Laws; and

(vi)

Almaden has not received inquiry from or notice of a pending investigation from any governmental agency or of any administrative or judicial proceeding concerning the violation of any Laws or Environmental Laws;

(i)

there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Property and the conduct of the operations related thereto, it has not received any notice of the same and it is not aware of any basis on which any such orders or direction could be made; and

(j)

it is not aware of any material fact or circumstance which has not been disclosed to Horseshoe which should be disclosed in order to prevent the representations and warranties in this section from being misleading or which may be material.

2.3

                      The representations and warranties hereinbefore set out are conditions on which the Participants have relied in entering into this Agreement and each of the Participants will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

3.

                     ASSOCIATION OF PARTICIPANTS

3.1

                   Almaden and Horseshoe hereby agree to associate as joint venturers under this Agreement for the following limited functions and purposes:

(a)

to carry out work on the Property in accordance with the terms of this Agreement;

(b)

to further explore and, if deemed warranted, to develop the Property, to obtain one or more exploration concessions, mining or exploitation leases or licences in respect thereof and equip all or part thereof for Commercial Production;

(c)

to operate the Property or any portion thereof as a mine; and

(d)

to engage in such other activity as may be considered by the Participants to be necessary or desirable in connection with the foregoing.

3.2

                   All transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or act undertaken on behalf of the Participants in connection with the Assets shall be done, transacted, undertaken or performed in the name of the Operator only, and no Participant shall do, transact, perform or undertake anything in the name of the other Participants or in the joint names of the Participants.

3.3

                    The rights and obligations of the Participants shall be, in each case, several, and shall not be or be construed to be either joint or joint and several.  Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute a Participant, a partner, an agent or legal representative of any other Participant.  It is intended that this Agreement shall not create the relationship of a partnership between the Participants and that no act done by any Participant pursuant to the provisions hereof shall operate to create such a relationship.

3.4

                     Except as otherwise expressly set out herein, each Participant shall be solely liable for its Cost Share of Costs and any other costs associated with the exploration, development or operation of the Property at such time as the liability is incurred by the Operator.  Each Participant shall be solely liable for its Cost Share of any debts, liabilities or obligations arising from operations hereunder if approved by the Management Committee or otherwise authorized hereunder.

3.5

                    Subject to subsection 19.4, each Participant, in proportion to its Interest, shall indemnify and hold harmless the other Participant from any claim of or liability to any third person asserted upon the ground that any action taken under this Agreement has resulted in or will result in any loss or damage to such third person, to the extent, but only to the extent that such claim or liability is paid by such other Participant in an amount in excess of such other Participant’s Interests.

3.6

                    Each Participant shall devote such time as may be required to fulfil any obligation assumed by it hereunder but, except for the Participants’ respective obligations hereunder in relation to the Property in connection with the Joint Venture affecting the Property:

(a)

each Participant shall be at liberty to engage in any other business or activity outside the Joint Venture constituted hereby, including the ownership and operation of any other mining permits, licenses, claims and leases;

(b)

no Participant shall be under any fiduciary or other obligation to any other Participant which shall prevent or impede such Participant from participating in, or enjoying the benefits of, competing endeavours of a nature similar to the business or activity undertaken by the Participants hereunder; and

(c)

the legal doctrines of "corporate opportunity" or "business opportunity" sometimes applied to persons occupying a relationship similar to that of the Participants shall not apply with respect to participation by any Participant in any business activity or endeavour outside the Joint Venture constituted hereby, and, without implied limitation, a Participant shall not be accountable to any other Participant for participation in any such business activity or endeavour outside the Joint Venture constituted hereby which is in direct competition with the business or activity undertaken by the Joint Venture.

3.7

                    This Agreement shall supersede and replace the Letter Agreement and all amendments thereto.

4.

INTEREST OF PARTICIPANTS

4.1

                    The Participants shall have such Interest as is determined from time to time in accordance with subsections 4.3 and 4.4.

4.2

                   The Participants will be deemed to have the following respective Interests in the Property and initial deemed Expenditures on the date of execution and delivery of this Agreement:

Participant	Interest	Deemed Expenditures
Almaden		[ ] [INSERT DEEMED EXPENDITURES INCURRED TO DATE BY ALMADEN]
Horseshoe		[ ] [INSERT ACTUAL EXPENDITURES INCURRED TO DATE BY HORSESHOE]

4.3

                    For the purposes of subsection 9.2 the percentage level of each Participant’s Interest in the Property shall be adjusted commencing on a Production Decision being made in respect of all or any portion of the Property on which date all Costs incurred from the date of this Agreement shall be attributed to the Participants in amounts proportionate to their respective Interests and added to their initial deemed interest in subsection 4.2, and thereafter determined from time to time as being equal to the product obtained by multiplying 100% by a fraction of which the numerator is the amount of such Participant’s contributions or deemed contributions to Costs on the Property plus the deemed Expenditures calculated pursuant to subsection 4.2 for such Participant and the denominator of which is the amount of all contributions or deemed contributions to the Costs by all Participants plus the aggregate deemed Expenditures calculated pursuant to subsection 4.2 for all Participants.

4.4

                   Subject to subsection 9.2, the percentage level of the respective Interests of the Participants in the Property shall not change so long as each Participant contributes its respective Cost Share of every Program and any Production Program as set out in sections 8 and 9.  At any time and from time to time after a Participant has first elected or is deemed to have elected not to contribute its Cost Share to a Program or Production Program or loses its right to contribute to Programs or any Production Program, the percentage level of such Participant’s Interest in the Property shall be adjusted in accordance with the formula set out in subsection 4.3.

4.5

                   If as a result of adjustment pursuant to subsection 4.3 and 4.4 a Participant’s Interest in the Property is reduced to 15% or less or pursuant to subsection 9.7 or 9.8, the Interest of such Participant (the "Diluted Participant") in the Property shall be deemed to be transferred to the other Participant (the "Remaining Participant") and thereafter the Diluted Participant, subject to subsection 12.9, shall be deemed not to be a Participant but in consideration of such transfer shall be entitled to receive, and the Remaining Participant shall pay to it a Net Profit Interest determined and paid in accordance with the provisions of Schedule "C" hereto.  Upon such transfer, the Diluted Participant will forthwith execute and deliver to the Remaining Participant all such documents as may, in the opinion of legal counsel for the Remaining Participant, be necessary to transfer to the Remaining Participant all Interest of the Diluted Participant, subject to the right of the Diluted Participant to receive a Net Profit Interest.  The remaining Participant shall not transfer any of its interest in the Property without first causing the transferee to assume the Net Profit Interest.

4.6

                  Almaden may elect, by providing written notice of such election to Horseshoe, within 90 days of a Production Decision being made, to convert its Interest into a Net Profit Interest in accordance with Section 4.5;

4.7

                  If the Interest of any Participant in the Property is converted to a Net Profit Interest pursuant to subsection 4.5, any decision thereafter to place the Property into Commercial Production shall be at the sole discretion of the remaining Participant and the remaining Participant shall be under no obligation and nothing in this Agreement shall be construed as creating an obligation upon the remaining Participant to place the Property into Commercial Production and if the remaining Participant commences the operation of the Property as a mine, the remaining Participant shall have the unfettered right to suspend or curtail any such operation from time to time as they in their sole discretion may deem advisable.

5.

                   OPERATOR

5.1

                   Subject to the right of the Management Committee to change or appoint the Operator under subsection 11.1 and to the Management Committee’s general direction and control, Horseshoe will act as the initial Operator under this Agreement with respect to the Property.  The Participant acting as Operator may resign as Operator at any time by giving 120 days’ prior written notice to the other Participant and within such 120-day period the Management Committee shall appoint the other Participant to act as the Operator upon the terms set out in this Agreement.

5.2

                   Title to any of the Assets held by the Operator, or a Participant, shall be held by the Operator, or such Participant in trust for the Participants in accordance with their respective Interests, subject to the terms of this Agreement.

5.3

                   The Operator will be deemed to have offered to resign, which offer shall be accepted, if at all, within 30 days following such deemed offer upon the occurrence of any of the following events:

(a)

if an attachment in respect to any material liability of the Operator is made on the Property which is not related to the business of the Joint Venture,

(b)

if the Operator:

(i)

admits in writing its inability to pay its debts as they become due other than indebtedness ("non-recourse financing") for money borrowed or guaranteed where the recourse of the holder thereof is restricted to realization upon specific assets none of which consist of any Interest, and where failure to pay the indebtedness does not result in the creation of an unsecured obligation of the Operator,

(ii)

makes an assignment for the benefit of creditors,

(iii)

consents to the appointment of a receiver (other than a receiver appointed under non-recourse financing) for all or a substantial part of its assets,

(iv)

files a petition in bankruptcy or for a reorganization or an arrangement under applicable bankruptcy, insolvency or creditors’ relief laws, or otherwise seeks the relief therein provided, or

(v)

is adjudicated bankrupt or insolvent, or

(c)

if a Court order is pronounced in respect to the Operator appointing a receiver or trustee for all or a substantial part of its property (except for property, other than the Property, securing non-recourse financing), or approving a petition in bankruptcy or for a reorganization under applicable bankruptcy, insolvency or creditors’ relief laws or for any judicial modification or alteration of the rights of creditors; or

(d)

the Operator defaults in any of its obligation under this Agreement and fails to cure such default after having been given 30 days notice in writing to do so by a Participant stipulating the default and the steps required to cure such default.

5.4

                 Upon ceasing to be Operator, the former Operator shall forthwith deliver to its successor all Assets, books, records and other property both real and personal relating to this Agreement or its role as Operator under this Agreement.  The former Operator shall use its best efforts to transfer to its successor, as of the effective date of the former Operator’s resignation or removal, its rights and obligations, if any, as Operator under all contracts relating to the Assets, and pending such transfer and in relations to all other contracts relating to the Assets, the former Operator shall hold its right and interest as Operator from the date of resignation or removal for the account and to the order of the new Operator.

5.5

                  As soon as practicable after the effective date of resignation or removal of the Operator the Management Committee shall have the accounts of the Operator relating to the Assets audited by an independent auditor (who may be the auditor of a Participant), and shall conduct an inventory of all Assets and such inventory shall be used in the return of and the accounting for the Assets by the Operator who has resigned or has been removed.  All costs and expenses incurred in connection with such audit and inventory shall be deemed to be Costs.

5.6

                   The Operator shall not act or hold itself out as agent for any of the Participants nor make any commitments on their individual behalf unless specifically permitted by this Agreement or directed in writing by a Participant.

6.

                   POWER AND AUTHORITY OF OPERATOR

6.1

                   Subject to the control and direction of the Management Committee, the Operator shall have full right, power and authority to do everything necessary or desirable in accordance with good mining practice in connection with the exploration and development of the Property and to determine the manner of operation of the Property as a mine, including and without limiting the generality of the foregoing, the right, power and authority to:

(a)

prepare and present to the Management Committee for approval Programs, Production Programs, any Feasibility Report and Operating Plans in respect of  the Property, as applicable;

(b)

implement any Program in accordance with section 8 and any Production Program in accordance with a Feasibility Report approved by the Participants in accordance with section 9 and any Operating Plan in accordance with section 12;

(c)

regulate access to the Property subject to the right of the Participants to have reasonable access to the Property at all times;

(d)

employ and engage such employees, agents, and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder, but the Operator shall not enter into contractual relationships with an Associated Company except on terms which are commercially competitive;

(e)

charge the Participants a reasonable fee for unallocable costs which will cover all costs of the Operator other than the direct chargeout rates for any personnel or officers of the Operator who from time to time are engaged directly in work on the Property and charged to the Joint Venture, which fee for unallocable costs will initially be equal to:

(i)

10% of all other Expenditures,

(ii)

1% of all other Production Program Costs,

(iii)

2% of all other Operating Costs,

on the basis that such fee will be reviewed annually by the Management Committee to ensure that the Operator is reimbursed its actual costs for acting as such but neither profits nor loses as a result of charging such fee.

6.2

                  Subject to subsection 6.3, each Participant hereby agrees to indemnify and save the Operator harmless from and against any loss, liability, claim, demand, damage, expense, injury or death of third parties (excluding Operator’s employees and agents) including, without limiting the generality of the foregoing, legal fees and the cost of investigating and defending against any claim for damages) resulting from any act or omission of the Operator or its officers, employees or agents relating to operations on the Property.

6.3

                   Notwithstanding subsection 6.6, the Operator shall not be indemnified nor held harmless by any of the parties for any loss, liability, claim, demand, damage, expense, injury or death of third parties (excluding Operator’s employees and agents) (including, without limiting the generality of the foregoing, legal fees and the cost of investigating and defending against any claim for damages) resulting from the gross negligence or wilful misconduct of the Operator or its officers, employees or agents relating to operations on the Property.

6.4

                  The Participants hereby agree that an act or omission of the Operator or its officers, employees agents done or omitted to be done:

(a)

at the discretion of the Management Committee;

(b)

with the concurrence of the Management Committee; or

(c)

unilaterally and in good faith by the Operator to protect life or property;

shall be deemed not to be gross negligence or willful misconduct.

6.5

                  The obligation of the other Participants to indemnify and save the Operator harmless pursuant to subsection 6.2 shall be in proportion to its Interest as at the date that the loss, liability, claim, demand, damage, expense, injury or death occurred or arose.

6.6

                   It is agreed that neither shall the Operator be liable to any other Participant nor shall any Participant be liable to the Operator in contract, tort or otherwise for special or consequential damages, including, without limiting the generality of the foregoing, loss of profits or revenues.

6.7

                   The Operator shall have the right to commingle ore and Mineral Products from the Property   with ore and Mineral Products from other lands and properties; provided, however, that the Operator shall calculate from representative samples the average grade of the ore and shall weigh (or calculate by volume) the ore before commingling.  If concentrates, ore or any other processed, beneficiated or refined mineral products ("Concentrates") are produced from the commingled ores by the Operator, the Operator shall also calculate from representative samples the average recovery percentage for all such concentrates produced during the calendar quarter and shall allocate a percentage of concentrate production to the Participants according to such calculations.  In obtaining representative samples and calculating the average grade of the ore and average recovery percentages, the Operator may use any procedures accepted in the mining and metallurgical industry which it deems suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on the Participants.  In addition, comparable procedures may be used by the Operator to apportion among the commingled ores any penalty charges imposed by the purchaser of such ore or concentrates.  Any dispute regarding commingling that is not resolved within 30 days shall be referred to arbitration pursuant to Section 34.

7.

                    DUTIES AND OBLIGATIONS OF THE OPERATOR

7.1

                    The Operator shall have such duties and obligations as the Management Committee may from time to time determine including, without limiting the generality of the foregoing, the following duties and obligations:

(a)

subject to the co-operation of the Participant in whose name the Claims are registered, to maintain the Property in good standing and record for assessment credits, and to the extent that it is acceptable for recording all work done on the Property;

(b)

to propose to the Management Committee and, if approved, to implement Programs, the Production Program and Operating Plans;

(c)

to manage, direct and control all exploration, development and producing operations in and under the Property, in a careful, prudent and workmanlike manner, and in compliance with all applicable laws, rules, orders and regulations including, without limitation, those relating to reclamation and environmental protection;

(d)

to prepare and deliver to the Participants during periods of active field work monthly progress reports of the work in progress in such form as the Management Committee may direct which include statements of Costs and comparisons of such Costs to the approved Programs or Production Program and comprehensive annual reports on or before February 28 of each year covering the activities hereunder and results obtained during the calendar year ending on December 31st immediately preceding and timely current reports and information on any material results obtained together with such other reports as any Participant may reasonably request;

(e)

to account to the Participants for all contributions to Costs and to use all reasonable efforts to limit or curtail Program Overruns or Production Program Overruns;

(f)

to maintain true and correct books, accounts and records of operations hereunder in accordance with generally accepted accounting principles, applied consistently from year to year;

(g)

to permit the Participants, at their own expense, to inspect, have access to, take abstracts from or audit all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, including any or all of the records and accounts referred to in subsection 7.1(e) that have been prepared exclusively in respect of operations hereunder, during normal business hours;

(h)

to obtain and maintain during any period in which active work is carried out hereunder, adequate insurance coverage with a bodily injury, death and property damage limit of not less than $1,000,000 per occurrence;

(i)

to permit the Participants or their representatives so appointed, at their own expense and risk, access to the Property and all data derived exclusively from carrying out work thereon;

(j)

to arrange for and maintain Workers’ Compensation or equivalent coverage for all eligible employees engaged by the Operator in accordance with local statutory requirements;

(k)

to perform its duties and obligations in a manner consistent with good exploration and mining practices; and

(l)

to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken on behalf of the Participants in the Operator’s name.

8.

                  PROGRAMS

8.1

                  Expenditures shall only be incurred under and pursuant to Programs prepared by the Operator and approved by the Management Committee as provided in this section; however, notwithstanding the foregoing, the Operator shall have the right to incur Expenditures without Management Committee approval in the event of an emergency in order to preserve life, the Property or the Assets.  Any Feasibility Report shall be prepared pursuant to a separate Program.

8.2

                 Within 120 days of the completion of a Program on the Property or on or before October 1 each year if no Program has been approved or completed in that year, the Operator shall prepare and submit to the Management Committee a Program proposed by the Operator for the following year.

9.

                 PRODUCTION PROGRAMS

9.1

                 If the Operator determines that the economic potential of any part of the Property warrants the preparation of a Feasibility Report the Operator will present a Program in accordance with section 8 contemplating the preparation of a Feasibility Report.  The Operator will forthwith deliver to the Management Committee any internal or draft report or reports on the economics of Commercial Production and on completion of the Feasibility Report pursuant to such Program the Operator shall forthwith deliver to the Participants a Feasibility Report and if in the opinion of the Management Committee it is warranted based on the conclusions reached in the Feasibility Report (a "Production Decision"), the Operator shall prepare a Production Program in respect to such part of the Property which shall include at least the following:

(a)

a description of that part of the Property to be covered by the proposed mine;

(b)

the estimated recoverable reserves of minerals and the estimated composition and content thereof;

(c)

the costs and time estimate for permitting and the proposed procedure for development, mining and production;

(d)

results of ore amenability tests (if any);

(e)

the nature and extent of the Facilities proposed to be acquired which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities feasible, in which event the study shall also include a preliminary design for such mill;

(f)

the total costs, including capital budget, which are reasonably required to obtain permitting for and to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a Schedule of timing of such requirements, and an estimate of the operating expenses and capital expenditures to be shared by the Participants in proportion to their respective Interests for each operating year during the projected life of the mine;

(g)

all environmental, socio-economic and heritage baseline impact studies and costs;

(h)

the period in which it is proposed the Property shall be brought to Commercial Production;

(i)

such other data and information as are reasonably necessary to substantiate the existence of an ore deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic consideration; and

(j)

working capital requirements for the initial four month operation as a mine or such longer period as may be reasonably justified in the circumstances.

9.2

                  So long as it has not lost its right to contribute to Programs and to Production Programs, any Participant (the "non-Operator" for the purpose of this subsection) may at any time request the Operator to present a Program contemplating the preparation of a Feasibility Report with respect to Property and if the Operator fails to commence within 90 days of such request, such Participant shall have the right to undertake such a Program at its own cost and expense but the Participant’s respective Interests in that Property will not be adjusted under subsection 4.3 during the course of such Program.  Upon completion of a Feasibility Report the non-Operator shall forthwith deliver a copy to the Management Committee together with a Production Program and the non-Operator’s election to fund its Cost Share of such Production Program if, in the opinion of non-Operator, it is warranted based on the conclusions reached in the Feasibility Report.  If the Participant who did not contribute to the preparation of the Feasibility Report and Production Program elect pursuant to subsection 9.3 to participate in a Production Program based on the Feasibility Report prepared by the non-Operator, the Participants who did not contribute shall reimburse the non-Operator their respective Cost Share of an amount equal to 150% of such Participant’s Cost Share of the Feasibility Report in order to maintain their respective Interest in the Property, failing which its Interest will be adjusted in accordance with subsection 4.3.  If the Participant who did not contribute to the Feasibility Report does not elect to contribute its respective Cost Share pursuant to subsection 9.3 the non-Operator may contribute all Costs relating thereto, and, as a result, the Participants’ respective Interests in the Property shall thereafter be adjusted in accordance with subsection 4.3 including the cost of Feasibility Report. If the non-Operator does not elect to contribute to the Production Program, the cost of the Feasibility Report will not result in the adjustment of the Participants’ Interest in the Property pursuant to subsection 4.3.

9.3

                  Subject to subsection 9.2, within six months of the delivery to the Participants of a Production Program and Feasibility Report delivered pursuant to either subsection 9.1 or 9.2 each Participant shall give written notice to the Operator stating whether it elects to contribute its Cost Share of the Production Program.  Failure to give such notice within such six month period shall be deemed to be an election not to contribute to such Production Program and the provisions of subsection 9.7 shall apply.  If all Participants elect to contribute their respective Cost Shares of the Production Program the Operator shall implement the Production Program.  The Operator will not proceed with any Production Program which is not fully funded by the Participants.

9.4

               An election to fund a Production Program shall make a Participant liable to pay its Cost Share of:

(a)

all of the Production Program Costs actually incurred under or pursuant to such Production Program, including Production Program Overruns up to but not exceeding 10% of estimated Production Program Costs,

(b)

Operating Costs and any other costs associated with establishing and operating the Property as a mine at such time as the liability is incurred by the Operator; and

(c)

any debts, liabilities or obligations arising from operations hereunder in respect of the Property, except financing costs incurred by the other Participant in connection with such other Participants’ contributions to the Production Program.

9.5

                  Commencing 30 days after having elected to fund a Production Program which is proceeded with, each Participant shall, within 30 days after being requested in writing to do so by the Operator, pay such amount of Production Program Costs incurred or to be incurred under or pursuant to such Production Program as the Operator may require, but the Operator shall not require payment of any funds more than one month in advance of the period during which the same are to be expended.

9.6

                   If it appears that Production Program Costs will exceed by greater than 10% those estimated under a Production Program, the Operator shall immediately give written notice to the Participants outlining the nature and extent of the Production Program Overruns.  If such Production Program Overruns are accepted by the Participants then, within 30 days after the receipt of a written request from the Operator, each Participant shall pay to the Operator its Cost Share of such Production Program Overruns.  If any Participant does not accept such Production Program Overruns, or fails to pay the same, the Operator shall be entitled to curtail or abandon such Program, failing which it will be responsible for the amounts in excess of 10%, which will be deemed not to be Costs under this Agreement.

9.7

                   If a Participant elects or is deemed to have elected not to contribute its Cost Share of a Production Program pursuant to subsection 9.3, such Participant will be deemed to have lost its right to contribute to the Production Program and the other Participants will have the right, pro rata in accordance with their respective Interests in the Property, to contribute all Production Program Costs to be incurred under or pursuant to the Production Program and the Operator will proceed with the Production Program and the Participant’s Interest that did not contribute shall be converted into a Net Profits Interest in accordance with subsection 4.5.

9.8

                   If a Participant:

(a)

at any time fails to pay such amount of Production Program Costs as is requested by the Operator in accordance with subsection 9.5; or

(b)

at any time fails to pay such amount of Production Program Overruns as was accepted by such Participant in accordance with subsection 9.6,

the Operator may give written notice to such Participant demanding payment, and if such Participant has not paid such amount within 30 days after receipt of such notice, such Participant shall be deemed to be in default under subsection 9.5 or 9.6 and have lost its right to contribute to the Production Program in respect of the Property the remaining Participant shall have the right to contribute all Production Program Costs to be incurred under or pursuant to the Production Program in respect of the Property and the Operator will proceed with the Production Program and the Participant’s Interest that did not contribute shall be converted into a Net Profits Interest in accordance with subsection 4.5.

10.

                 MANAGEMENT COMMITTEE

10.1

                 The Management Committee for the Property shall consist of a member and an alternate member of each Participant.  Each Participant shall designate in writing to the other the names of its member and alternate member of the Management Committee.

10.2

                 A Participant may from time to time revoke in writing the appointment of its member to the Management Committee and appoint in writing another in his place.  A Participant may from time to time in writing appoint one alternate member for any member theretofore appointed by such Participant to the Management Committee.  Alternate members may attend meetings of the Management Committee, and in the absence of the member, his alternate may vote and otherwise act in the place and stead of a member.  Whenever any member or alternate member votes or acts, his votes or actions shall for all purposes of this Agreement be considered the actions of the Participant whom he represents.  The Participants shall give written notice to each other from time to time as to names, addresses, telephone numbers and facsimile numbers of their respective members and alternates on the Management Committee.

10.3

                  Meetings of the Management Committee may take place by means of counterpart resolutions delivered by facsimile, mail or courier or by means of conference telephones or other communication facilities by which means all Participants or their alternates participating in the meeting can hear each other.  The persons participating in a meeting in accordance with this subsection shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

10.4

                  Meetings of the Management Committee may be called by the Operator or any Participant by giving ten days’ notice in writing to the others except that 60 days’ notice shall be given in respect of a meeting to consider a pre-Feasibility Report or Feasibility Report and Production Program, unless otherwise agreed to by the Participants.

10.5

                   The initial chairman of the Management Committee (the "Chairman") shall be determined by the Participant that is the Operator and thereafter designated by the Participant with the greatest Interest in the Property.

10.6

                 The Operator shall consult freely with the Management Committee and the members thereof, and keep them fully advised of the present and prospective operations and plans and shall furnish the Management Committee with monthly financial statements and reports relating to the status of the Property together with timely current reports and information on any material results relating to the Property.

10.7

                  Voting by the Management Committee may be conducted by verbal, written, facsimile or electronic ballot.

10.8

                  Except as hereinafter provided, a quorum of any meeting of the Management Committee shall consist of any combination consisting of one member or one alternate of each Participant.  If a quorum is not present within thirty minutes after the time fixed for holding any such meeting, the meeting shall be adjourned to the same day in the next week (unless such day is a non-business day in which case it shall be adjourned to the next following business day thereafter) at the same time and place.  At the adjourned meeting the members or alternate members present in person (which may include only one person) shall form a quorum and may transact the business for which the meeting was originally convened.

10.9

                  One member of the two members appointed by each Participant will be designated as the voting member.  The voting member (or alternate member in the absence of the member) of the Management Committee shall have a number of votes equal to the Interest held by the Participant such member or alternate member represents.

10.10

Except as provided in subsection 10.11 and 10.12, all decisions of the Management Committee shall be by the affirmative vote of a majority of the votes entitled to be cast by members.  The member or members representing a Participant which is in default as set out in subsections 8.8 or 9.8 shall be entitled to attend meetings of the Management Committee but shall not be entitled to vote.

10.11

In the case of an equality of votes on any matter which cannot be resolved, the Chairman shall have a casting vote, and if the Chairman exercises such vote it will be deemed to be a resolution approved by a majority of the votes of the Participants, and in all other cases, the matter shall be referred to arbitration pursuant to section 34.

10.12

The following matters shall require the unanimous approval of the Management Committee:

(a)

the acquisition or disposition of an Asset or series of Assets with a fair market value in excess of US$1,000,000 or an Asset that the acquisition or disposition of which would substantially change the nature of the business ordinarily conducted by the Joint Venture;

(b)

the commencement of any litigation on behalf of the Joint Venture seeking damages in excess of US$100,000 or the settlement of any litigation or other dispute involving the Joint Venture for an amount in excess of US$100,000; and

(c)

the disposition of all or any material portion of the Property.

10.13

All meetings shall be held at such place in the City of Vancouver, as shall be designated by the Operator unless otherwise agreed to by the Participants.

10.14

There shall be included with a notice of meeting such material and data as may be reasonably required to enable the members of the Management Committee to determine the position they should take in respect of any vote or election to be made at such meeting.

10.15

The Operator shall have the responsibility of preparing and distributing notices and agendas of meetings and keeping records of the proceedings at such meetings and distributing same to the Participants.  Unless any Participant whose representative was present at the relevant meeting objects by notice in writing delivered to the Operator within 30 days of receipt of minutes of meetings, detailing the basis for such objection, the minutes so distributed shall be deemed a conclusive record of the proceedings of such meetings.  The Participants shall not effect any action based on minutes which are in dispute and, in the event of any dispute in respect of the minutes, the Participants shall reconvene a Management Committee meeting within seven days to resolve such dispute.

11.

                   POWERS OF MANAGEMENT COMMITTEE

11.1

The Management Committee shall, without limiting any of its powers as specified elsewhere in this Agreement, have the exclusive right, power and authority separately with respect to the Property to:

(a)

approve, modify, or reject any Program, Feasibility Report, Production Program or Operating Plan proposed by the Operator or any Program, Feasibility Report or Production Program proposed by a Participant;

(b)

remove the Operator of the Property;

(c)

appoint a new Operator if the Operator resigns pursuant to subsection 5.1 or is deemed to have resigned pursuant to subsection 5.3 or subsection 8.2;

(d)

determine the terms of engagement of the Operator, including any remuneration payable to the Operator on the basis that the Operator should neither profit nor lose for acting as such;

(e)

approve or reject the sale, abandonment or disposition of any part of the Assets (other than the Property), which, in the case of any asset or series of related assets having a value in excess of $200,000; and

(f)

establish accounting procedures from time to time for the Operator.

12.

                  OPERATING PROGRAMS, BUDGETS AND PAYMENTS

12.1

On the commencement of Commercial Production for the Property, all mining operations on the Property will be planned and conducted and all estimates, reports and statements will be prepared and made on the basis of an operating year and in accordance with the Accounting Procedure.  The first operating year for the Property will be the period from the commencement of Commercial Production to December 31st of the same calendar year and thereafter each operating year will coincide with the calendar year (an "Operating Year").

12.2

Prior to the beginning of each Operating Year the Operator will prepare and deliver to the Participants an Operating Plan for the ensuing Operating Year.  The Operating Plan applicable to the first Operating Year will be submitted not later than three months prior to the date estimated by the Operator as the date of commencement of Commercial Production, and the Operating Plan for each subsequent operating year will be submitted not later than October 15 in the year immediately preceding the Operating Year to which such Operating Plan relates.  Each Operating Plan will contain, with reference to the Operating Year to which it relates, the following:

(a)

a plan of proposed mining operations including, without limiting the generality of the foregoing, particulars of any special items such as:

(i)

an increase of 20% or more in the capacity or through put of the concentrating mill or mining capacity,

(ii)

additional general exploration of the Property outside the mine,

(iii)

opening and equipping an additional mine or mines on the Property,

(iv)

any departure from development or mining plans previously followed by the Operator,

(v)

any plans for stockpiling of Mineral Products,

(vi)

any development work to be completed in any Operating Year if such work in not required in the ordinary course to continue mining as contemplated by the approved Operating Plan and Costs therefore are reasonably estimated by the Operator to exceed $1,000,000, or

(vii)

any reclamation plans that exceed the general reclamation plan;

(b)

a detailed estimate of all Operating Costs plus a reasonable allowance for contingencies;

(c)

an estimate of the quantity of Mineral Products to be produced from the Property; and

(d)

such other facts and figures as may be necessary to give the other parties a reasonably complete picture of the results the Operator plans to achieve;

and the Operator shall promptly supply to each Participant any additional or supplemental information which that Participant may reasonably require in respect to the Operating Plan.

12.3

Each Participant will have 30 days from receipt of any annual Operating Plan within which to consider such Operating Plan following which a meeting of the Management Committee will be called to deal with any objections and alternative proposals.  The proposed Operating Plan will then be voted on by the Management Committee.  If the proposed Operating Plan is approved but any Participant objects to the approved Operating Plan on the basis of any of the items as set out in subparagraphs 12.2(a)(i) to (vii) the Operator will either modify the Operating Plan or may elect to bear the Operating Costs of such Participant relating to such item, in which event it will be entitled to recoup such amount together with interest at the Prime Rate plus three percent pursuant to section 18.

12.4

Based upon the budgets submitted to and approved by the Management Committee as the same may be revised from time to time the Operator shall submit to each Participant on or before the 15th day of each month an estimate of the cash requirements for the next month which shall show:

(a)

separately the estimated cash disbursements which the Operator will be required to make for Operating Costs and any other expenditures approved by the Participants;

(b)

the extent if any to which such disbursements will be satisfied out of cash in the Operating Fund (as hereinafter defined) after allowing for the cash balance to be maintained in the Operating Fund as approved by the Management Committee;

(c)

the amounts, if any, which are credited to each Participant in the immediately preceding month;

(d)

the Cost Share which each Participant will be required to furnish to the Operator for such disbursements net of and indicating the amount of Operating Costs, if any, to be advanced by the Operator on behalf of that Participant pursuant to subsection 12.3; and

(e)

the account into which the required funds are to be deposited.

12.5

Within 30 days after receipt of each such cash estimate, the Participants will remit to the Operator their respective Cost Shares required under paragraph 12.4(d) and if any Participant fails to pay all or any part of its Cost Share pursuant to paragraph 12.4(d) the Operator shall be entitled to pay the unpaid share of that Participant.  If the Operator pays such unpaid share, it will have a lien in respect of 150% of such amount pursuant to section 18 and the provisions of section 19 will apply.

12.6

Prior to incurring any Operating Cost hereunder or as soon as reasonably practicable thereafter, the Operator will open an account or accounts in bank(s) approved by the Participants for the purpose of establishing and maintaining therein at all times a cash fund (the "Operating Fund") from which Operating Costs will be paid by the Operator or from which the Operator may be reimbursed for Operating Costs spent by it.  All funds therein shall be spent rateably in accordance with the Participants’ respective Interests.  Interest received on such funds shall be distributed proportional to each Participant’s respective Interest therein.

12.7

All money received by the Operator from the Participants and the payment of the Operator’s invoices for accrued Operating Costs shall be deposited in the Operating Fund and, in addition, each Participant shall deposit or cause to be deposited in the Operating Fund at the times and in the manner provided in subsection 12.4 the sums provided for therein.  The total amount of deposits in the Operating Fund, regardless of the source thereof, shall at no time exceed the gross Operating Costs of the Operator for the then current and next succeeding month as estimated in the Operating Plan then in effect.

12.8

On commencement of the Production Program or on such earlier date as the Operator considers it necessary based on the work being carried out on the Property, the Operator shall establish and administer a contingency fund (the "Contingency Fund"), in addition to all required statutory funds, to be maintained as a separate account for the purpose of paying all costs, outlays, expenses, obligations, liabilities and charges of whatever kind or nature incurred or chargeable, directly or indirectly, by the Participants for environmental protection, reclamation, pollution control, testing, monitoring, clean-up, containment and removal of hazardous substances from the Property in which such Participants have an Interest, remediation, decommissioning, shutdown and other similar matters ("Reclamation and Remediation Costs"), severance pay and pensions for employees arising as a result of operations and in connection with the permanent or temporary shutdown in whole or in part of any mine on the Property.  At the time such Contingency Fund is established the Operator will estimate the amount required throughout the life of the mine and, based upon the estimated mine life, the amount required to be contributed by each Participant in accordance with its Interest in the Property on an annual basis or from time to time in the case of special or unexpected Reclamation and Remediation Costs.  Such Contingency Fund shall be held in trust on behalf of the Participants and invested and reinvested by the Operator in Government of Canada treasury bills or similar liquid investments as the Management Committee may from time to time authorize acting prudently on behalf of the Participants.  To the extent that additional funds are required to fund Costs once the Contingency Fund is in place and the Management Committee is of the view that there will be sufficient future Mineral Products produced from the Property to replenish any moneys borrowed from the Contingency Fund the Operator will distribute such funds to the Participants in accordance with their respective Interests in the Property.  In the event of any subsequent shortfall in the Contingency Fund, each Participant will within 30 days of being requested to do so in writing by the Operator, repay its Cost Share of such funds.

12.9

If the Interest of a Participant in the Property is converted to a Net Profit Interest pursuant to subsection 4.5 the Participant whose Interest in the Property was converted shall remain liable for its Cost Share of all amounts chargeable to it in respect of the Property as of the date of such conversion as well as all liabilities and obligations relating to the Assets in an amount equal to its Interest in respect of the Property at the time such liabilities and obligations arose.  If the remaining Participant require it to do so, the Participant whose Interest in respect of the Property was so converted shall secure to the satisfaction of the remaining Participants its Cost Share of the costs of reclamation of the surface lands to the Property and other environmental rehabilitation as may be required, such Cost Share to be determined on the basis of the Interest of such Participant in respect of the Property at the time the events giving rise to such liabilities occurred.

13.

                  DISPOSITION OF PRODUCTION

13.1

Subject to the provisions of subsection 13.3, for any period after the commencement of Commercial Production on the Property and provided that each Participant has paid to the Operator its respective Cost Share of Operating Costs for that period, the Participants shall take in kind and separately dispose of Mineral Products in the ratio of their respective Interests in the Property.

13.2

For purposes of determining the value of Mineral Products taken in kind pursuant to subsection 13.1, each Participant’s share of Mineral Products shall be valued at the time of delivery to the Participants (or purchase or sale by the Operator pursuant to subsection 13.5) and at a value equal to that received by the Participant acting as Operator for its share of such Mineral Products after deduction of:

(a)

all costs of transporting Mineral Products, including insurance, from the Property to the place of delivery designated by the purchaser of such Mineral Products,

(b)

such reasonable charge for marketing Mineral Products as is consistent with generally accepted industry marketing practices, and

(c)

all taxes (other than income taxes), royalties or other charges or imposts provided for pursuant to any law or legal obligation imposed by any government if paid by such Participant in connection with the disposition of Mineral Products taken in kind.

13.3

If the Operator makes any payment on behalf of a Participant pursuant to subsection 12.5, it shall have the prior and preferred right pursuant to section 18 to receive that Participant’s share of Mineral Products under subsection 13.1 until the Operator has received Mineral Products in kind of a value equal to 150% of the actual payment made as provided in subsection 12.5.  If the Operator makes any payment on behalf of a Participant pursuant to subsections 12.3 it shall have the prior and preferred right pursuant to section 19 to receive that Participant’s share of Mineral Products under subsection 13.1 until the Operator has received Mineral Products in kind of a value equal to the actual payment made by the Operator pursuant to subsections 12.3 together with interest at the Prime Rate plus one per cent, calculated on the outstanding balance from time to time from the date of advance of such funds.

13.4

Any extra expenditure incurred by reason of the taking in kind or separate disposition by a Participant of its proportionate share of Mineral Products shall be borne by that Participant and that Participant shall be required to construct, operate and maintain, at its own expense, any and all facilities which may be necessary to receive, store and dispose of its share of Mineral Products.  From the time of delivery to a Participant of its proportionate share of Mineral Products, the Operator will have no responsibility for the security of, or insurance for, such Mineral Products.

13.5

If either Participant fails to make the necessary arrangements to take in kind or separately dispose of its proportionate share of Mineral Products, the Operator as agent may purchase for its own account or sell such share, subject to the right of the Participant owning such share to revoke at will the Operator’s authority under this subsection in respect of Mineral Products not then purchased by the Operator or committed for sale to others, and the Operator shall be entitled to deduct from the sale proceeds all costs of or related to marketing such Mineral Products including, without limitation, transportation, insurance, storage, commissions, and discounts but all contracts of sale executed by the Operator for a Participant’s share of Mineral Products shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances and in no event shall any such contract be for a period in excess of one year.

13.6

Proceeds, if any, from the sale by the Operator of Mineral Products pursuant to subsection 13.5 or receipts of insurance payments related to the loss or destruction of such Mineral Products, shall be calculated by the Operator separately for each Participant at the end of each calendar month and shall be paid monthly within 20 days after the end of each such calendar month following payment to the Operator by each Participant of its respective Cost Share of Operating Costs outstanding as at the end of that calendar month.

13.7

If a Participant, any Associated Company of a Participant or any person with whom a Participant is not dealing at arm’s length is a purchaser of Mineral Products from a Participant, and if the value of such Mineral Products is to be used to determine any matter arising under this section, such Participant shall be deemed to receive prevailing market prices for all Mineral Products so sold.

14.

                  AUDIT

14.1

The records relating to the Property including all Costs and Mineral Products taken in kind or to the calculation of proceeds from the sale thereof shall be audited annually at the end of each fiscal year of the Operator and:

(a)

any adjustments required by such audit shall be made forthwith;

(b)

a copy of the audited statements shall be delivered to the Participants within six months of the end of such fiscal year; and

(c)

the expenses of any such audit will be deemed to be Costs;

and all such accounts and records shall be deemed to be correct and accurate unless questioned by a Participant within 12 months following the end of the calendar year to which the accounts relate.

14.2

Each Participant at reasonable times and upon notice in writing to the Operator, shall have the right to inspect, audit and copy the Operator’s accounts and records relating exclusively to the operations of the Joint Venture for any calendar year within 12 months following the end of such calendar year.  The Participants shall make all reasonable efforts to conduct audits in a manner which will result in a minimum of inconvenience to the Operator and the expenses of any such audit will be borne by the Participant which implemented it.

15.

                  SHARING OF AND CONFIDENTIAL NATURE OF INFORMATION

15.1

Subject to subsection 15.2, each Participant agrees that all information obtained hereunder shall be the exclusive property of the Participants and not publicly disclosed or used other than for the activities contemplated hereunder except as required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction, or with the written consent of the other Participants, such consent not to be unreasonably withheld or delayed.

15.2

Consent to disclosure of information pursuant to subsection 15.1 shall not be unreasonably withheld where a Participant wishes to disclose any such information to a third party for the purpose of arranging bona fide financings for its contributions to Costs hereunder or for the purpose of selling its Interest in the Property, or attracting a third party to enter a joint venture in respect of the Property, provided that such third party gives its undertaking to the Participants that any such information not theretofore publicly disclosed shall be kept confidential and not disclosed to others.

15.3

Neither Participant shall be liable to the other for the fraudulent or negligent disclosure of information by any of its employees, servants or agents, provided that such Participant has taken reasonable steps to ensure the preservation of the confidential nature of such information.

16.

                  LIMITED CHARGING

16.1

Each Participant hereby covenants and agrees with the other to cooperate fully in connection with any financing necessary to complete a Feasibility Study or for a Production Program for the Property which is presented on reasonable commercial terms for projects of a similar nature, size and financial risk and to hold its Interest free and clear of all liens, charges and encumbrances including any floating charge (except liens for taxes not yet due and other inchoate liens and arising from operations on the Property being contested in good faith) and each Participant shall, if so required by the terms of such financing, issue to any lender providing such financing, bonds, debentures or other security instruments charging its Interest in the Property, inter alia, by way of a specific first mortgage and charge limited to its Interest in the Property.  No such financing shall require either Participant to give any guarantee to any third party on behalf of the other Participant, to be jointly and severally liable for the repayment of such financing or to give security to any lenders in respect of such financing in an amount greater than its Interest in the Property.

16.2

If a joint financing for the Feasibility Study or Production Program is not arranged as contemplated in subsection 16.1, then notwithstanding the provisions of section 19, for the purpose of financing its share of the Feasibility Study or Production Program a Participant may, at any time, mortgage, charge or otherwise encumber the whole or any part of its Interest in the Property but only upon the condition that the holder of such encumbrance, (hereinafter called the "Chargee"), first enters into a written agreement with the other Participant in form satisfactory to counsel for such other Participant, binding upon the Chargee, to the effect that:

(a)

the Chargee will not enter into possession or institute any proceedings for foreclosure or partition of the encumbering Participant’s Interest in the Property and that such encumbrance shall be subject to the provisions of this Agreement;

(b)

the Chargee’s remedies under the encumbrance shall be limited to the sale of the whole, (but only of the whole), of the encumbering Participant’s Interest in the Property to the other Participants in accordance with section 17, or failing such disposition, at a public auction to be held after 90 days’ prior notice to the other Participants, such sale to be subject to the purchaser entering into a written agreement with the other Participants whereby such purchaser assumes all obligations of the encumbering Participant under the terms of this Agreement; and

(c)

if the Interest of a Participant in the Property is forfeited, the right of such Participant to act as Operator for the Property will cease.

17.

                   RESTRICTIONS ON ALIENATION

17.1

Except in accordance with this Agreement neither Participant shall transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate any or all of its Interest in the Property or transfer or assign any of its rights under this Agreement other than a Net Profits Interest.

17.2

Neither Participant shall sell any of its Interest in the Property or otherwise transfer or assign any of its rights under this Agreement except:

(a)

in its entirety, unless specifically provided otherwise hereunder;

(b)

pursuant to an agreement in writing;

(c)

as a single transaction not directly or indirectly part of some other sale or purchase or agreement for any additional consideration of any nature whatsoever; and

(d)

when there is no default of any of the covenants and agreements herein contained by such Participant.

17.3

Nothing in this section shall prevent:

(a)

a sale by either Participant of all of its Interest in the Property or an assignment of all its rights under this Agreement to an Associated Company provided that such Associated Company first complies with the provisions of subsection 17.11 and agrees with the other parties in writing to retransfer such Interest to the originally assigning party before ceasing to be an Associated Company of such Participant;

(b)

a joint disposition of the Property or all or any part of the other assets constituting any part of the Assets to a third party by all the Participants;

(c)

a transfer of all or any part of the Interests of one Participant to the other Participant; or

(d)

an assignment by Horseshoe of its entire Interest and its rights under this Agreement to Energold Minerals Inc.

17.4

Subject to subsections 17.1, 17.2 and 17.3 if either Participant (in this section called the "Offeror") intends to sell its Interest in the Property or assign its rights under this Agreement it shall give notice in writing to the other Participant (in this section the Participant receiving such notice is called the "Offeree") of such intention together with the terms and conditions on which the Offeror intends to sell its Interest in the Property or assign its rights under this Agreement.

17.5

Subject to subsections 17.1, 17.2 and 18.3, if either Participant (in this section also called the "Offeror") receives any offer to purchase its Interest in the Property or assign its rights under this Agreement which it intends to accept, the Offeror shall not accept the same unless and until the Offeror has first offered to sell such Interest in the Property or rights under the Agreement to the other Participant (in this section also called the "Offeree") on the same terms and conditions as in the offer received and the same has not been accepted by the Offeree in accordance with subsection 17.7.

17.6

Any communication of an intention to sell pursuant to subsections 17.4 or 17.5 (the "Offer" for the purposes of this section only) shall be in writing delivered in accordance with section 20 and shall:

(a)

set out fully and clearly all of the terms and conditions of any intended sale;

(b)

if it is made pursuant to subsection 17.5, include a photocopy of the Offer and clearly identify the entity making the offer and include such information as is known by the Offeror about such entity; and

(c)

to the extent that the Offer contains non-cash consideration, the cash equivalent value of the Offer;

and such communication will be deemed to constitute an Offer by the Offeror to the Offeree to sell the Offeror’s Interest in the Property or transfer or assign its rights under this Agreement to the Offeree on the terms and conditions set out in such Offer.

17.7

Any Offer made as contemplated in subsection 17.6 shall be open for acceptance by the Offeree for a period of 60 days from the date of receipt by the Offeree.

17.8

If an Offeree accepts the Offer within the time limited, such acceptance shall constitute a binding agreement of purchase and sale between the Offeror and the Offeree for the Interest in the Property or its rights under this Agreement on the terms and conditions set out in such Offer.

17.9

If the Offer contains a cash equivalent value pursuant to subsection 17.6(c), the Offeree may accept the Offer and as a result will be obligated to pay the Offeror the cash equivalent value as set out in the Offer.  Within [30 days] of receipt of an Offer containing a cash equivalent value, the Offeree may give written notice to the Offeror that it intends to dispute the cash equivalent value set out in the Offer.  If such dispute has not been resolved within [20 days] of delivery of the written notice of such dispute, the matter shall be resolved by arbitration pursuant to Section 34, and in such event, the Offeree’s right to accept such Offer pursuant to subsection 17.7 shall be extended until [10 days after] such dispute has been finally resolved by such arbitration.

17.10

If the Offeree does not accept the Offer within the time limited the Offeror may complete a sale and purchase of its Interest or its rights under this Agreement on exactly the same terms and conditions set out in the Offer and, where applicable, only to the party making the original offer to the Offeror as contemplated in subsection 17.5, and in any event such sale and purchase will be completed within 90 days from the expiration of the right of the Offeree to accept such Offer or the Offeror must again comply with the provisions of this section.

17.11

While any Offer is outstanding no other Offer may be made until the first mentioned Offer is disposed of and any sale resulting therefrom completed in accordance with the provisions of this section.

17.12

Before the completion of any sale by a Participant of its Interest or rights under this Agreement, to an Associated Company or otherwise, the entity purchasing such Interest shall agree in writing to be bound by the terms and conditions of this Agreement.

17.13

Each Participant agrees that its failure to comply with the restrictions set out in this section would constitute an injury and damage to the other Participant impossible to measure monetarily and,

in the event of any such failure the other Participant shall, in addition and without prejudice to any other rights and remedies at law or in equity, be entitled to seek injunctive relief restraining or enjoining any sale of any Interest in the Property or assignment of any rights under this Agreement save in accordance with the provisions of this section.

17.14

If the Participant acting as Operator sells its Interest in the Property or transfers or assigns its rights under this Agreement to a third party, its right as Operator under this Agreement shall be included in such sale only if the third party is acceptable to the remaining Participant and is capable of assuming and performing the duties and obligations of the Operator imposed under this Agreement.

18.

                  LIEN

18.1

The Operator shall have a first lien and first charge on the Participants respective Interests, their right to receive either Mineral Products in kind or proceeds from the sale thereof and their interests in any contracts for the sale of Mineral Products and the Contingency Fund, as security for any amount paid by the Operator on behalf of a Participant in respect of Costs under subparagraph 12.2(a) (i) to (vii) pursuant to subsection 12.3 or Operating Costs pursuant to subsection 12.5.

18.2

The lien in favour of the Operator under subsection 18.1 (hereafter referred to as the "Lienholder") may be secured upon the request of the Lienholder by a mortgage, pledge, charge, general security agreement and financing statement under applicable personal property security legislation in favour of the Lienholder upon the Interest of the debtor Participant (hereafter referred to as the "Debtor"), the Debtor’s right at any time to receive Mineral Products in kind and/or proceeds from the sale thereof and its interest in any contracts for the sale of Mineral Products, but if the Debtor wishes to provide a sufficient bond for securing such payment, in the place of a mortgage, pledge and charge, general security agreement and financing statement, it may elect to do so, and if the Lienholder objects thereto, the sufficiency of the bond (including acceptability of the obligor thereunder, as the case may be) shall be submitted to arbitration in accordance with the provisions of section 34 of this Agreement.

18.3

If the Lienholder is unable to eliminate any amounts owed to it by the Debtor pursuant to subsection 18.1 and the Debtor owing the amount in question has not paid off the deficiency within 60 days of such default to pay such amounts owing, the Lienholder shall have the right to take possession of all or any part of the Debtor’s Interest.  The Lienholder may sell and dispose of the Interest which it has so taken into its possession by:

(a)

first offering that Interest pro rata to the Participant other than the Debtor (the "Non-defaulting Participant"), for that price which is the average of the fair market value stated in three appraisals obtained by the Lienholder from independent well recognized appraisers competent in the appraisal of mining properties; and

(b)

if the Non-defaulting Participant has not purchased all or part of that Interest as aforesaid, then by selling the balance, if any, either in whole or in part or in separate parcels at public auction or by private tender (the "Non-defaulting Participants being entitled to bid) at a time and on whatever terms the Lienholder shall arrange, having first given notice to the Debtor of the time and place of the sale.

18.4

As a condition of the sale as contemplated in paragraph 18.3(b), the purchaser shall agree to be bound by this Agreement and, prior to acquiring the Interest, shall deliver notice to that effect, in form acceptable to the Lienholder to all Participants.  Section 17 shall not apply to any proposed sale to a third party pursuant to paragraph 18.3(b).

18.5

The net proceeds of any sales (after deduction of the expenses of sale) pursuant to subsection 18.3 shall be applied by the Lienholder in payment of the amount due from the Debtor and interest as aforesaid, and the balance remaining, if any, shall be paid to the Debtor after deducting therefrom reasonable costs of the sale.

18.6

The purchaser at any sale hereunder shall not be bound to see to the propriety or regularity thereof.  Any sale or disposal made pursuant to this section 18 shall be a perpetual bar both at law and in equity to any actions, suits, proceedings, claims or litigation by the Debtor and its successors and assigns against the Lienholder and any purchasers with respect to such debt and sales except to obtain its share of residual sale proceeds, if any, pursuant to subsection 18.5.

18.7

At the sale contemplated by subsection 18.3, the Debtor shall execute and deliver all transfer documents necessary to transfer the Debtor’s Interest.  The Debtor hereby irrevocably appoints the Lienholder or any officer of the Lienholder as its attorney-in-fact with full power and authority to execute any and all documents which the purchaser of the Debtor’s Interest deems necessary to evidence the transfer of the Interest of the Debtor.  Such power of attorney is coupled with an interest and shall not be revoked by, affected or extinguished by any incapacity or dissolution of the Debtor.

18.8

For purposes of determining the value of Mineral Products taken by the Operator or a Participant pursuant to section 18 each Participant’s share of Mineral Products shall be valued after deduction of:

(a)

all costs of transporting Mineral Products, including insurance, from the Property to the place of delivery designated by the purchaser of such Mineral Products,

(b)

such reasonable charge for marketing Mineral Products as is consistent with generally accepted industry marketing practices, and

(c)

all taxes (other than income taxes), royalties or other charges or imposts provided for pursuant to any law or legal obligation imposed by any government if paid by such Participant in connection with the disposition of Mineral Products taken in kind.

19.

                  ENCUMBRANCE, PARTITION AND INDEMNIFICATION

19.1

Except as provided in sections 16, 17 and 18 hereof, a Participant shall not encumber or suffer to exist any lien, charge or encumbrance on its Interest.

19.2

Neither Participant shall partition or seek partition, whether through order of any court or otherwise, of the Property, or other assets constituting any part of the Assets.

19.3

A Participant shall not have authority to act for or assume any obligations or liabilities on behalf of the other Participant except such as are specifically authorized pursuant to and in accordance with the terms of this Agreement, and each Participant shall indemnify and hold the other, and their officers, employees, and agents, harmless from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of any obligations by it done or undertaken on behalf of the other Participant other than as provided herein.

19.4

Almaden agrees, at its sole cost and expense, to release and indemnify, protect, hold harmless and defend Horseshoe and its successors and assigns and their respective directors, officers, agents, attorneys and employees from and against all claims, demands, damages, losses, liabilities, obligations, penalties, fines, actions, causes of action, judgments, suits, proceedings, costs, disbursements and expenses (including, without limitation, fees, disbursements and costs of lawyers, environmental consultants and experts), and all foreseeable and unforeseeable consequential and other damages of any kind or of any nature whatsoever related to the Property that occurred, arose or was caused prior to the date of this Agreement, which may at any time be imposed upon, incurred or suffered by or asserted or awarded against Horseshoe.

20.

                   NOTICE

20.1

Any notice, direction or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by sending the same by, telecommunication, facsimile or other similar form of communication, in each case addressed as follows:

(a)

If to Almaden, to its attention at:

Almaden Minerals Ltd.
#1103, 750 West Pender Street
Vancouver, B.C.  V6C 2T8

Attention:  President
Facsimile No.: (604) 689-7645

(b)

If to Horseshoe at:

Horseshoe Gold Mining Inc.
#1202 - 1022 Nelson Street
Vancouver, B.C.  V6E 4S7

Attention:  President
Facsimile No.:  (604) 685-0553

20.2

Any notice, direction or other instrument will, if delivered on a regular business day, be deemed to have been given and received on the day it was delivered and otherwise on the next business day, and if sent by telecommunication, facsimile or other similar form of communication on a regular business day, be deemed to have been given or received on the day it was so sent and otherwise on the next business day.

20.3

Any party may at any time give to the others notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such Participant for the purposes of giving notice hereunder.

21.

                   FURTHER ASSURANCES

21.1

The Participants will execute such further and other documents and do such further and other things as may be necessary or convenient to carry out and give effect to the intent of this Agreement.

22.

                   MANNER OF PAYMENT

22.1

All references to monies hereunder shall be in Canadian funds.  All payments to be made to any Participant hereunder may be made by cheque or draft mailed or delivered to such Participant at its address for notice purposes as provided herein, or deposited for the account of such Participant at such bank or banks as such Participant may designate from time to time by written notice.  said bank or banks shall be deemed the agent of the designating Participant for the purpose of receiving, collecting and receipting such payment.

23.

                  TERMINATION

23.1

This Agreement shall terminate upon the occurrence of the earliest of:

(a)

a written agreement by the Participants to terminate;

(b)

except with respect to the Net Profit Interest, upon the transfer of all of a Participant’s Interest to the Remaining Participant pursuant to Subsection 4.5; or

(c)

such time as there is only one Participant and no party holds a Net Profit Interest.

23.2

Notwithstanding the foregoing, Horseshoe or Almaden may terminate this Agreement at any time prior to a Production Decision being made by providing written notice to Almaden or Horseshoe respectively.

24.

                   TIME OF ESSENCE

24.1

Time is of the essence in the performance of this Agreement.

25.

                   HEADINGS

25.1

The headings of the sections of this Agreement are for convenience only and do not form a part of this Agreement nor are they intended to affect the construction or meaning of anything herein contained or govern the rights and liabilities of the parties.

26.

                  ENUREMENT

25.1

This Agreement shall enure to the benefit of and be binding upon the Participants and their respective successors and permitted assigns.

27.

                  FORCE MAJEURE

27.1

Neither Participant will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to, war, insurrection, civil unrest, adverse weather conditions, environmental protests or blockages, protests, blockages or legal challenges by First Nations, disputes or disruptance of permitting, acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an "Intervening Event").

27.2

All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in subsection 27.1.

27.3

A Participant relying on the provisions of subsection 27.1 will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such Participant to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

27.

                  DEFAULT

28.1

Notwithstanding anything in this Agreement to the contrary (other than the provisions of this Agreement providing for elections to contribute and contributions to any Program and any Production Program for which no notice of default need by given), if either Participant (a "Defaulting Participant") is in default of any requirement herein set forth the other Participant shall give written notice to the Defaulting Participant specifying the default and the Defaulting Participant shall not lose any rights under this Agreement, unless within 30 days after the giving of notice of default by the affected Participant the Defaulting Participant has failed to take reasonable steps to cure the default by the appropriate performance and if the Defaulting Participant fails within such period to take reasonable steps to cure any such default, the affected Participant shall be entitled to seek any remedy it may have on account of such default.

29.

                   FURTHER AGREEMENT

29.1

After the commencement of Commercial Production, either Participant may give notice to the other Participant requiring such Participant to enter into negotiations to settle a detailed operating agreement to supersede this Agreement.  The Participants will endeavour to settle and execute such an agreement but if they fail to do so this Agreement will remain in full force and effect.

29.2

If either Participant determines that it would be in the best interests of the Joint Venture to have the Participants’ Interests held by a joint venture company, owned by the Participants, for the sole purpose of holding such interests, such Participant may give notice to the other Participant, requiring such Participant to enter into negotiations to settle a new joint venture structure and related documentation to supersede this Agreement, but if they fail to do so this Agreement will remain in full force and effect.

30.

                  ENTIRE AGREEMENT

30.1

This Agreement constitutes the entire agreement between the Participants and, except as hereafter set out, replaces and supersedes all prior agreements, memoranda, correspondence, communications,

negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.  Any amendments hereto shall be in writing and be duly executed by all Participants.

31.

                   GOVERNING LAW

31.1

This Agreement shall be governed by and construed according to the laws of British Columbia.

32.

                 SEVERABILITY

32.1

If any term of this Agreement is determined to be invalid or unenforceable, in whole or in part, that invalidity or unenforceability will attach only to such term or part term, and the remaining part of the term and all other terms of this Agreement will continue in full force and effect.  The invalidity or unenforceability of any term in any particular jurisdiction will not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

33.

                 AREA OF INTEREST

33.1

Each Participant hereby covenants and agrees with the other that if it, or any Associated Company of it (an "Offeror") acquires, directly or indirectly or pursuant to any third party agreement, any form of interest in minerals located wholly or in part within the Area of Interest the Offeror will, within 30 days of such acquisition, offer, or in the case of an Associated Company, use its best efforts to cause such Associated Company to offer such interest to the other Participant (the "Offeree") by notice in writing to the Offeree setting out the nature of such mineral interest and including all information known by the Offeror about such mineral interest, the Offeror’s, or its Associated Company’s, acquisition costs and all other details relating thereto and if, within 30 days from the date of the receipt of such notice, the Offeree accepts such mineral interest by notice in writing to the Offeror and pays to the Offeror, regardless of whether a Production Decision has been made, a portion of the Offeror’s acquisition costs as set out in such notice equal to the Offeree’s Interest in the Property as of the date of this Agreement, such mineral interest will become part of the Property and any acquisition costs so paid will form part of that Participant’s Costs.

33.2

Each Participant hereby covenants and agrees with the other to use its best efforts in any acquisition agreement under which it acquires any interest in minerals within the Area of Interest to acquire a 100% undivided interest in such minerals subject only to royalty interests in favour of the property vendor and financial provisions contemplating the use of one processing facility for ores derived from the various properties in the Area of Interest and to obtain unencumbered rights to assign an interest in any such agreement and the mineral rights related thereto pursuant to the provisions of this Agreement.

34.

                  ARBITRATION

34.1

Any dispute arising between the Participants in respect of the interpretation of this Agreement or any matter to be agreed upon hereunder will be determined by a single arbitrator to be appointed by all Participants involved in the dispute.

34.2

Any Participant may, upon written notice to the others as provided in section 20 hereof, demand arbitration of any dispute hereunder.

34.3

Upon such written demand and within ten days of the date of giving of such demand, the Participants involved in the dispute will agree on the appointment of an arbitrator.

34.4

No person will be appointed as an arbitrator hereunder unless such person agrees in writing to act and agrees to undertake such arbitration with full regard for the terms of this Agreement.

34.5

Upon appointment of an arbitrator in accordance with subsection 34.1 the parties to the arbitration shall have 30 days to prepare submissions and thereafter the arbitrator will immediately proceed to hear and determine the dispute.

34.6

The award of the arbitrator will be made within 45 days after his appointment subject to any reasonable delay due to unforeseen circumstances.  The award of the arbitrator will be in writing and signed by the arbitrator and will be final and binding upon the Participants who will abide by the award.  The arbitrator shall be entitled to award costs in the proceedings.

34.7

If the Participants cannot agree on a single arbitrator as provided in subsection 34.1 or 34.2 the matter in dispute will be determined by reference to the procedure set out in the British Columbia Commercial Arbitration Act.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.

ALMADEN MINERALS LTD.

Per:

       Authorized Signatory

MINERA GAVILAN S.A. DE C.V.

Per:

       Authorized Signatory

HORSESHOE GOLD MINING INC.

Per:

       Authorized Signatory

THIS IS SCHEDULE "A" TO THE OPTION AGREEMENT MADE AS OF February 11, 2004, AMONG ALMADEN MINERALS LTD. AND HORSESHOE GOLD MINING INC.

The Property

THIS IS SCHEDULE "B" TO THE OPTION AGREEMENT MADE AS OF February 11, 2004, AMONG ALMADEN MINERALS LTD. AND HORSESHOE GOLD MINING INC.

The Area of Interest

THIS IS SCHEDULE "C" TO THE OPTION AGREEMENT MADE AS OF February 11, 2004, AMONG ALMADEN MINERALS LTD. AND HORSESHOE GOLD MINING INC.

NET PROFIT INTEREST

1.

The Net Profit Interest payable to a former Participant whose Interest was converted (a "Payee") to a Net Profit Interest will be a 15% Net Profits Interest which shall be calculated in accordance with this Schedule.  Unless specifically provided otherwise, any terms or expressions given a defined meaning in this Schedule shall have a corresponding meaning in the attached Agreement.

2.

The remaining Participant (the "Owner") shall establish a Royalty Account to which it shall debit disbursements on the Property as follows:

(a)

Expenditures;

(b)

Operating Losses;

(c)

Production Program Costs;

(d)

Reserve Charges; and

(e)

Interest Charges.

3.

The Owner shall apply Net Profits first to reduce the amounts of cumulative disbursements debited to the Royalty Account.  While there is any debit balance of disbursements in the Royalty Account, the Owner shall retain all Net Profits.  Whenever the Royalty Account shows no debits, Net Profits in an amount equal to the credit balance in the Royalty Account shall be distributed 85% to the Owner and 15% to the Payee.

4.

The Owner shall debit or credit amounts to the Royalty Account, as applicable, on a monthly basis and distribution of Net Profits shall be made on a interim basis within 30 days after the end of each fiscal quarter of the Owner.  A final settlement of the distribution of Net Profits shall be made within 90 days of the end of each fiscal year.  The Owner shall be entitled to deduct any overpayment of the Net Profits Interest as revealed in the annual calculation for purposes of the final settlement from future payments due to the Payee.  Any underpayment shall be paid forthwith.

5.

In this Schedule the following terms shall have the following meanings:

(a)

"Commercial Production" has the meaning set out in the Agreement;

(b)

"Expenditures" has the meaning set out in the Agreement;

(c)

"Facilities" has the meaning set out in the Agreement;

(d)

"Interest Charges" means an amount obtained by applying the Canadian Imperial Bank of Commerce’s prime lending rate at the time the calculation is made plus two percent (2%) to the month end debit balance in the Royalty Account.  For purposes hereof the monthly prime lending rate shall be the annual rate of interest declared to the Owner by the Canadian Imperial Bank of Commerce at Vancouver, British Columbia as the reference rate of interest for determining Canadian dollar loans on the bank’s first working day of that month.  The amount so obtained shall be debited to the Royalty Account at the time of calculation;

Schedule "C" - Page 2

(e)

"Mineral Products" has the meaning set out in the Agreement;

(f)

"Net Profits" means, in any month after the commencement of Commercial Production, the amount by which Revenue from the Property exceeds Operating Costs;

(g)

"Operating the Property as a mine" or "operation of the Property as a mine" has the meaning set out in the Agreement;

(h)

"Operating Costs" has the meaning set out in the Agreement;

(i)

"Operating Losses" means, in any month after the commencement of Commercial Production, the amount by which Operating Costs exceed Revenue;

(j)

"Production Program Costs" has the meaning set out in the Agreement;

(k)

"Reserve Charges" means an amount to be established by estimating the cost of rehabilitation, restoration, reclamation and remediation which will have to be spent after Commercial Production has terminated and charging a portion of that cost monthly to the Royalty Account over a reasonable period of time from commencement of Commercial Production;

(l)

"Revenue" means the amount of money received by the Owner from the sale of Mineral Products or any assets, proceeds of insurance related thereto, except where insurance proceeds are used to replace facilities, the cost of which has been previously charged to the Royalty Account; and

(m)

"Royalty Account" means the account to be established by the Owner for purposes of calculating the amount of the Net Profit Royalty.

6.

The Owner shall at all times maintain adequate records which shall be made available to the Payee in order that the Payee may verify the correctness of any entries in the Royalty Account or in the determination of the Net Profits Interest.  The Owner shall utilize methods for weighing and sampling ore which are generally accepted within the industry.

7.

Not more often than once per year, the Payee may audit, at its own expense, the records, going back not more than 24 months, of the remaining Participants relating to the computation of the Net Profits Interest.

8.

If Mineral Products are sold to a non-arm’s length entity, the gross sales value credited to the Royalty Account shall be equal to the fair market value of such Mineral Products determined by using prices for the metallic form or for normally accepted forms as published in the Engineering and Mining Journal or other mutually agreed upon forms and prices.

THIS IS SCHEDULE "D" TO THE OPTION AGREEMENT MADE AS OF February 11, 2004, AMONG ALMADEN MINERALS LTD. AND HORSESHOE GOLD MINING INC.

Permitted Encumbrances

THIS IS SCHEDULE "E" TO THE OPTION AGREEMENT MADE AS OF February 11, 2004 AMONG ALMADEN MINERALS LTD. AND  HORSESHOE GOLD MINING INC.

1.

INTERPRETATION

1.1

In this Appendix the following words, phrases and expressions shall have the following meanings:

(a)

"Agreement" means the Agreement to which this Accounting Procedure is attached as Schedule E.

(b)

"Count" means a physical inventory count.

(c)

"Employees" mean those employees of the Operator who are assigned to and directly engaged in the conduct of Mining Operations, whether on a full-time or part-time basis.

(d)

"Employee Benefits" means the Operator's cost of holiday, vacation, sickness, disability benefits, field bonuses, paid to and the Operator's costs of established plans for employee's group life insurance, hospitalization, pension, retirement and other customary plans maintained for the benefit of Employees and Personnel, as the case may be, which costs may be charged as a percentage assessment on the salaries and wages of Employees or Personnel, as the case may be, on a basis consistent with the Operator's cost experience.

(e)

"Field Offices" means the necessary sub-office or sub- offices in each place where a Program or Construction is being conducted or a Mine is being operated.

(f)

"Government Contributions" means the cost or contributions made by the Operator pursuant to assessments imposed by governmental authority which are applicable to the salaries or wages of Employees or Personnel, as the case may be.

(g)

"Joint Account" means the books of account maintained by the Operator to record all costs, expenses, credits and other transactions arising out of or in connection with the Mining Operations.

(h)

"Material" means the personal property, equipment and supplies acquired or held, at the direction or with the approval of the Management Committee, for use in the Mining Operations and, without limiting the generality, more particularly "Controllable Material" means such Material which is ordinarily classified as Controllable Material, as that classification is determined or approved by the Management Committee, and controlled in mining operations.

(i)

"Personnel" means those management, supervisory, administrative, clerical or other personnel of the Operator normally associated with the Supervision Offices whose salaries and wages are charged directly to the Supervision Office in question.

(j)

"Reasonable Expenses" means the reasonable expenses of Employees or Personnel, as the case may be, for which those Employees or Personnel may be reimbursed under the Operator's usual expense account practice; including without limiting generality, any

Schedule "E" - Page 2

              relocation expenses necessarily incurred in order to properly staff the Mining Operations if the relocation is approved by the Management Committee.

(k)

"Supervision Offices" means the Operator's offices or department within the Operator's offices from which the Mining Operations are generally supervised.

2.

STATEMENTS AND BILLINGS

2.1

The Operator shall, by invoice, charge each Participant with its Proportionate Share of Exploration Costs and Mine Costs in the manner provided in the Agreement.

2.2

The Operator shall deliver, with each invoice rendered for Costs incurred a statement indicating:

(a)

all charges or credits to the Joint Account relating to Controllable Material in detail; and

(b)

all other charges and credits to the Joint Account summarized by appropriate classification indicative of the nature of the charges and credits.

2.3

The Operator shall deliver with each invoice for an advance of Costs a statement indicating:

(a)

the estimated Exploration Costs or, in the case of Mine Costs, the estimated cash disbursements, to be made during the next succeeding month;

(b)

the addition thereto or subtraction therefrom, as the case may be, made in respect of Exploration Costs or Mine Costs actually having been incurred in an amount greater or less than the advance which was made by each Participant for the penultimate month preceding the month of the invoice; and

(c)

the advances made by each Participant to date and the Exploration Costs or Mine Costs incurred to the end of the penultimate month preceding the month of the invoice.

3.

DIRECT CHARGES

3.1

The Operator shall charge the Joint Account with the following items:

(a)

Contractor's Charges:

All proper costs relative to the Mining Operations incurred under contracts entered into by the Operator with third parties.

(b)

Labour Charges:

(i)

The salaries and wages of Employees in an amount calculated by taking the full salary or wage of each Employee multiplied by that fraction which has as its numerator the total time for the month that the Employees were directly engaged in the conduct of Mining Operations and as its denominator the total normal working time for the month of the Employees;

(ii)

The Reasonable Expenses of the Employees; and

Schedule "E" - Page 3

(iii)

Employee Benefits and Government Contributions in respect of the Employees in an amount proportionate to the charge made to the Joint Account in respect to their salaries and wages.

(c)

Office Maintenance:

(i)

The cost or a pro rata portion of the costs, as the case may be, of maintaining and operating the Offices.  The basis for charging the Joint Account for Office maintenance costs shall be as follows:

(A)

the expense of maintaining and operating Field Offices, less any revenue therefrom; and

(B)

that portion of maintaining and operating the Supervision Offices which is equal to

(1)

the anticipated total operating expenses of the Supervision Offices divided by

(2)

the anticipated total staff man days for the Employees whether in connection with the Mining Operations or not;

multiplied by

(3)

the actual total time spent on the Mining Operations by the Employees expressed in man days.

(ii)

Without limiting the generality of the foregoing, the anticipated total operating expenses of the Supervision Offices shall include:

(A)

the salaries and wages of the Operator's Personnel which have been directly charged to those Offices;

(B)

the Reasonable Expenses of the Personnel; and

(C)

Employee Benefits

(iii)

The Operator shall make an adjustment in respect of the Office Maintenance cost forthwith after the end of each Operating Year upon having determined the actual operating expenses and actual total staff man days referred to in Subparagraph 3.1(c)(i)(B) of this Schedule.

(d)

Material:

Material purchased or furnished by the Operator for use on the Property as provided under Article 4 of this Schedule.

Schedule "E" - Page 4

(e)

Transportation Charges:

The cost of transporting Employees and Material necessary for the Mining Operations.

(f)

Service Charges:

(i)

The cost of services and utilities procured from outside sources other than services covered by Subsection 3.1(h) of this Schedule, provided, however, that the cost of consultant services shall not be charged to the Joint Account unless the retaining of the consultant is approved in advance by the Management Committee but if not so charged the cost of such services shall be included as Costs of the Participant retaining such consultant; and

(ii)

Use and service of equipment and facilities furnished by the Operator as provided in Section 4.5 of this Schedule.

(g)

Damages and Losses to Joint Property:

All costs necessary for the repair or replacement of Assets made necessary because of damages or losses by fire, flood, storms, theft, accident or other cause.  The Operator shall furnish each Participant with written particulars of the damages or losses incurred as soon as practicable after the damage or loss has been discovered.  The proceeds, if any, received on claims against any policies of insurance in respect of those damages or losses shall be credited to the Joint Account.

(h)

Legal Expenses:

All costs of handling, investigating and settling litigation or recovering the Assets, including, without limiting generality, lawyer's fees, court costs, costs of investigation or procuring evidence and amounts paid in settlement or satisfaction of any litigation or claims; provided, however, that, unless otherwise approved in advance by the Management Committee, no charge shall be made for the services of the Operator's legal staff or the fees and expenses of outside solicitors.

(i)

Taxes:

All taxes, duties or assessments of every kind and nature (except income taxes) assessed or levied upon or in connection with a Property, the Mining Operations thereon, or the production therefrom, which have been paid by the Operator for the benefit of the parties.

(j)

Insurance:

Net premiums paid for

(i)

such policies of insurance on or in respect of Operations as may be required to be carried by law; and

(ii)

such other policies of insurance as the Operator may carry in accordance with the Agreement; and

Schedule "E" - Page 5

(iii)

the applicable deductibles in event of an insured loss.

(k)

Rentals:

Fees, rentals and other similar charges required to be paid for acquiring, recording and maintaining permits, mineral claims and mining leases and rentals and of the Mining Operations.

(1)

Permits:

Permit costs, fees and other similar charges which are assessed by various governmental agencies.

(m)

Other Expenditures:

Such other costs and expenses which are not covered or dealt with in the foregoing provisions of this Section 3.1 of this Schedule as are incurred with the approval of the Management Committee for Mining Operations or as may be contemplated in the Agreement.

4.

PURCHASE OF MATERIAL

4.1

Subject to Section 4.4 of this Schedule, the Operator shall purchase all Materials for Mining Operations.

4.2

Materials purchased and services procured by the Operator directly for the Mining Operations shall be charged to the Joint Account at the price paid by the Operator less all discounts actually received.

4.3

So far as it is reasonably practical, the Operator shall purchase, furnish or otherwise acquire only such Material as is consistent with efficient and economical operations and the Operator shall attempt to minimize the accumulation of surplus stocks of Material.

4.4

Any Participant may sell Material or services required in the Mining Operations to the Operator for such price and upon such terms and conditions as the Management Committee may approve.

4.5

Notwithstanding the foregoing provisions of this Article 4, the Operator shall be entitled to supply for use in connection with the Mining Operations equipment and facilities which are owned by the Operator and to charge the Joint Account with such reasonable costs as are commensurate with the ownership and use thereof.

5.

DISPOSAL OF MATERIAL

5.1

The Operator, with the approval of the Management Committee may, from time to time, sell any Material which has become surplus to the foreseeable needs of the Mining Operations for such price and upon such terms and conditions as are available.

Schedule "E" - Page 6

5.2

Any Participant may purchase from the Operator any Material which may from time to time become surplus to the foreseeable needs of the Mining Operations for such price and upon such terms and conditions as the Management Committee may approve.

5.3

Upon termination of the Agreement, the Management Committee may approve that the division of any Material held by the Operator at that date may be taken by the Participants in kind or be taken by a Participant in lieu of a portion of its Proportionate Share of the net revenues received from the disposal of the Assets and Property.  If such a division to a Participant be in lieu of a portion of its Proportionate Share, it shall be for such price and on such terms and conditions as the Management Committee may approve.

5.4

The net revenues received from the sale of any Material to third parties or to a Participant shall be credited to the Joint Account.

6.

INVENTORIES

6.1

The Operator shall maintain records of Material in reasonable detail and records of Controllable Material in detail.

6.2

The Operator shall perform Counts from time to time at reasonable intervals and in connection therewith shall give notice of its intention to perform a Count to each Participant at least five (5) days in advance of the date set for performing of the Count and each Participant shall be entitled to be represented at the performing of a Count.  A Participant who is not represented at the performing of the Count shall be deemed to have approved the Count as taken.

6.3

Forthwith after performing a Count, the Operator shall reconcile the inventory with the Joint Account and provide each Participant with a statement listing the overages and shortages of inventory except such shortages as may have arisen due to a lack of diligence on the part of the Operator.

7.

ADJUSTMENTS

7.1

Payment of any invoice by a Participant shall not prejudice the right of that Participant to protest the correctness of the statement supporting the payment; provided, however, that  all invoices and statements presented to each Participant by the Operator during any Operating Year shall conclusively be presumed to be true and correct upon the expiration of twelve (12) months following the end of the Operating Year to which the invoice or statement relates, unless within that twelve (12) month period that Participant gives notice to the Operator making claim on the Operator for an adjustment to the invoice or statement.

7.2

The Operator shall not adjust any invoice or statement in favour of itself after the expiration of twelve (12) months following the end of the Operating Year to which the invoice or statement relates.

7.3

Notwithstanding Sections 7.1 and 7.2 of this Schedule, the Operator may make adjustments to an invoice or statement which arises out of a physical inventory of Material or Assets.

7.4

Prior to the Completion Date a Participant shall be entitled upon notice to the Operator to request that the independent external auditor of the Operator provide that Participant with its opinion that any invoice or statement delivered pursuant to the Agreement in respect of the period referred to in Section 7.1 of this Schedule has been prepared in accordance with this Agreement.

Schedule "E" - Page 7

7.5

The time for giving the audit opinion contemplated in Section 7.4 of this Schedule shall not extend the time for the taking of exception to and making claims on the Operator for adjustment as provided in Section 7.1 of this Schedule.

7.6

The cost of the auditor's opinion referred to in Section 7.4 of this Schedule shall be solely for the account of the Participant requesting the auditor's opinion, unless the audit discloses a material error adverse to that Participant, in which case the cost shall be solely for the account of the Operator.

7.7

After the Completion Date, the Operator shall cause the books and records related to Mining Operations to be audited by a national firm of chartered accountants designated by the Operator (which may be the auditor of the Operator) and:

(a)

copies of the audited reports shall be delivered to the parties by the chartered accounting firm;

(b)

any party shall have three (3) months after receipt of any audited report to object thereto in writing to the other parties, and failing such objection, such report shall be deemed correct; and

(c)

if one party requests in writing to the other parties within such three (3) month period a review and re-audit, the chartered accountants shall review and the re-audit shall be paid by:

(i)

the parties requesting the re-audit if the original audit is found to be correct; or

(ii)

the other parties if the original audit is found in error.